Exhibit (2)(a)(2)
                                    AMENDMENT
                                     TO THE
            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

        The undersigned, being the duly appointed Secretary of Highland Floating Rate Limited Liability Company, a Delaware limited liability company (the "Fund"), and operating pursuant to authority delegated to such officer by the Board of Managers of the Fund, desires to amend the Amended and Restated Limited Liability Company Agreement of Stein Roe Floating Rate Limited Liability Company, dated as of November 3, 1998 (the "Fund Agreement"), to clarify that the name of the Fund was changed pursuant to the filing of a Certificate of Amendment to the Fund's Certificate of Formation with the Secretary of State of the State of Delaware on October 8, 2004 (the "Certificate").

                WHEREAS, on October 8, 2004, the Fund, acting pursuant to a duly adopted resolution of the Board of Managers of the Fund, filed the Certificate which changed the name of the Fund to "Highland Floating Rate Limited Liability Company";

                WHEREAS, the Secretary of the Fund desires to amend the fund Agreement to clarify that the Fund's name is now "Highland Floating Rate Limited Liability Company";

                WHEREAS, Section 15.3 of the Fund Agreement does not require that the Feeder Funds (as defined in the Fund Agreement) approve an amendment to the Fund Agreement if the purpose of the amendment is to change the name of the Fund;

                 NOW, THEREFORE, the Secretary of the Fund, acting pursuant to authority delegated to the Secretary of the Fund by the Board of Managers of the Fund, hereby adopts the following resolution to the Fund Agreement in order to clarify that the name of the Fund was changed on October 8, 2004:


l. AMENDMENT. The Fund Agreement is hereby amended to replace the words "Stein Roe Floating Rate Limited Liability Company" with the words "Highland Floating Rate Limited Liability Company" each time the words "Stein Roe Floating Rate Limited Liability Company" is used in the Fund Agreement.

2. EFFECTIVENESS OF AMENDMENT. This amendment shall be effective as of October 8, 2004, the date the Certificate was filed with the Secretary of State of the State of Delaware.

3. CONFIRMATION OF AGREEMENT. Except as modified by this amendment, the terms, conditions and agreements set forth in the Fund Agreement are hereby ratified and confirmed and shall continue in full force and effect.

4. GOVERNING LAW. This amendment shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

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        IN WITNESS WHEREOF, the undersigned has duly executed this amendment as of December 20, 2005.


                                       HIGHLAND FLOATING RATE LIMITED
                                       LIABILITY COMPANY



                                       By: M. JASON BLACKBURN
                                           ------------------
                                           M. Jason Blackburn
                                           Secretary

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